                                                                    EXHIBIT 3.04

                          CERTIFICATE OF AMENDMENT OF
            THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              AT HOME CORPORATION
                           (A DELAWARE CORPORATION)


          AT HOME CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

          FIRST. The name of the Corporation is At Home Corporation. The original Certificate of Incorporation of the Corporation was filed on March 28, 1995. An Amended and Restated Certificate of Incorporation was filed on August 29, 1995, a Second Amended and Restated Certificate of Incorporation was filed on August 1, 1996, a Certificate of Retirement was filed on August 2, 1996, a Third Amended and Restated Certificate of Incorporation was filed on August 14, 1996, a Certificate of Amendment was filed on April 11, 1997 and a Certificate of Designation of Series C Convertible Participating Preferred Stock was filed on April 11, 1997. The name under which the Corporation was originally incorporated is "at Home Corporation."

          SECOND. Pursuant to Section 242(b) of the Delaware General Corporation Law (the "DGCL") the Board of Directors of the Corporation has duly adopted by unanimous written consent in accordance with DGCL Section 141(f), and a majority of each class of the outstanding stock entitled to vote as a class has approved by written consent in accordance with DGCL Section 228, this Certificate of Amendment, which amends the Third Amended and Restated Certificate of Incorporation of the Corporation.

          THIRD. Pursuant to Section 242 of the DGCL, the text of Articles I through VIII of the Third Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

                                   ARTICLE I
                                      NAME

          The name of the Corporation is At Home Corporation.

                                   ARTICLE II
                               REGISTERED OFFICE

          The address of the registered office of the Corporation in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.

                                  ARTICLE III
                                    PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV
                                AUTHORIZED STOCK

          The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred forty four million eight hundred thousand two hundred seventy-three (244,800,273) shares, of which two hundred thirty million two hundred seventy-seven thousand six hundred sixty (230,277,660) shares shall be common stock with a par value of $.01 per share ("COMMON STOCK"), and fourteen million five hundred twenty-two thousand six hundred thirteen (14,522,613) shares shall be preferred stock with a par value of $.01 per share ("PREFERRED STOCK"). Said shares of Common Stock and Preferred Stock shall be divided into the following series:

          (a) Two hundred million (200,000,000) shares of Common Stock shall be of a series designated as "SERIES A COMMON STOCK";

          (b) Fifteen million four hundred thousand (15,400,000) shares of Common Stock shall be of a series designated as "SERIES B COMMON STOCK";

          (c) Fourteen million eight hundred seventy-seven thousand six hundred sixty (14,877,660) shares of Common Stock shall be of a series designated as "SERIES K COMMON STOCK";

          (d) Seven hundred twenty-seven thousand eight hundred sixty-five (727,865) shares of Preferred Stock shall be of a series designated as "Series AM Convertible Participating Preferred Stock" (the "SERIES AM PREFERRED STOCK");

          (e) One million five hundred fifty-three thousand (1,553,000) shares of Preferred Stock shall be of a series designated as "Series AT Convertible Participating Preferred Stock" (the "SERIES AT PREFERRED STOCK");

          (f) Seven hundred twenty-seven thousand eight hundred sixty-five (727,865) shares of Preferred Stock shall be of a series designated as "Series AX Convertible Participating Preferred Stock" (the "SERIES AX PREFERRED STOCK");

          (g) Seven hundred forty-three thousand eight hundred eighty-three (743,883) shares of Preferred Stock shall be of a series designated as "Series K Convertible Participating Preferred Stock" (the "SERIES K PREFERRED STOCK");

          (h) Seven hundred seventy thousand (770,000) shares of Preferred Stock shall be of a series designated as "Series T Convertible Participating Preferred Stock" (the "SERIES T PREFERRED STOCK"); and

          (i) Ten million (10,000,000) shares of Preferred Stock, which are undesignated as to series and are issuable in accordance with the provisions of Section D of this Article IV (the "SERIES PREFERRED STOCK").

          The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences, privileges and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

                                   SECTION A
                              CERTAIN DEFINITIONS

          Unless the context otherwise requires, the terms defined in this Section A shall have, for all purposes of this Certificate, the meanings herein specified:

          "BOARD OF DIRECTORS" or "BOARD" shall mean the Board of Directors of the Corporation and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

          "CAPITAL STOCK" shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

          "CERTIFICATE" shall mean this Third Amended and Restated Certificate of Incorporation of the Corporation, as it may from time to time hereafter be amended or restated.

          "CONVERTIBLE COMMON STOCK" shall mean the Series B Common Stock and the Series K Common Stock, collectively.

          "CONVERTIBLE PREFERRED STOCK" shall mean the Series A Preferred Stock, the Series K Preferred Stock and the Series T Preferred Stock, collectively.

          "IPO" shall mean the closing of an initial public offering of the Series A Common Stock.

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

          "SELECTED PREFERRED STOCK" shall mean, collectively, the Series AM Preferred Stock, the Series AX Preferred Stock and the Series T Preferred Stock.

          "SELECTED PREFERRED STOCK DIRECTORS" shall mean, collectively, the Series AM Preferred Stock Director, if any, the Series AX Preferred Stock Director, if any, and the Series T Preferred Stock Directors, if any.

          "SERIES A COMMON STOCK" shall mean the Series A Common Stock, par value $.01 per share, of the Corporation.

          "SERIES A PREFERRED STOCK" shall mean, collectively, the three separate series of Preferred Stock designated as the Series AM Preferred Stock, the Series AT Preferred Stock and the Series AX Preferred Stock.

          "SERIES B COMMON STOCK" shall mean the Series B Common Stock, par value $.01 per share, of the Corporation.

          "SERIES K COMMON STOCK" shall mean the Series K Common Stock, par value $.01 per share, of the Corporation.

                                   SECTION B
                  SERIES A, SERIES B AND SERIES K COMMON STOCK

          Each share of the Series A Common Stock, each share of the Series B Common Stock and each share of Series K Common Stock shall, except as otherwise provided in this Section B, be identical in all respects and shall have equal rights and privileges.

          1.   Voting Rights.
               -------------

               (a)  General Voting Rights.
                    ---------------------

          Holders of Series A Common Stock shall be entitled to one vote for each share of such stock held, holders of Series B Common Stock shall be entitled to ten votes for each share of such stock held, and holders of Series K Common Stock shall be entitled to one vote for each share of such stock held on all matters presented to the holders of Common Stock of the Corporation. Except as otherwise provided in this Certificate and except as may otherwise be required by the DGCL or, with respect to any series of Series Preferred Stock, in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by this Certificate, the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock, the holders of shares of Series K Common Stock and the holders of shares of each series of Preferred Stock entitled to vote thereon, if any, shall vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Series A Common Stock, of Series B Common Stock, of Series K Common Stock or of any other class or series of stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock, the holders of shares of Series K Common Stock or the holders of shares of any such series of Preferred Stock shall be required for the approval of any such matter.


               (b) Election of Series Common Stock Directors.
                   -----------------------------------------


                    (i) In the event that the holders of the Selected Preferred
               Stock were entitled to elect Selected Preferred Stock Directors immediately prior to the Mandatory Conversion (as hereinafter defined), then upon and after such Mandatory Conversion, so long as there are not less than 5,000,000 shares of Series B Common Stock outstanding, the holders of Series B Common Stock, voting separately as a single series, shall have the exclusive right, acting by written consent given in accordance with paragraph 1(b)(vi) below or by vote at a meeting called for that purpose, to elect five directors to the Board of Directors (such directors elected by the holders of the Series B Common Stock are hereinafter collectively referred to as the "SERIES B COMMON STOCK DIRECTORS").

                         In the event the holders of the Series K Preferred
               Stock were entitled to elect a Series K Preferred Stock Director immediately prior to the Mandatory Conversion, then, upon and after such Mandatory Conversion, so long as there are not less than 5,000,000 shares of Series K Common Stock outstanding, the holders of Series K Common Stock, voting separately as a single series, shall have the exclusive right, acting by written consent given in accordance with paragraph 1(b)(vi) below or by vote at a meeting called for that purpose, to elect one director to the Board of Directors (such director elected by the holders of the Series K Common Stock is hereinafter referred to as the "SERIES K COMMON STOCK DIRECTOR").

                         In the event that the holders of Series B Common Stock
               are entitled to elect any Series B Common Stock Director(s) or the holders of Series K Common Stock are entitled to elect the Series K Common Stock Director, then so long as there are any shares of Series A Common Stock outstanding, the holders of Series A Common Stock, voting separately as a single series, shall have the right, acting by written consent given in accordance with paragraph 1(b)(vi) below or by vote at a meeting called for that purpose, to elect two directors, each of whom must qualify as an Outside Director as defined in Section B(1) of
               Article V of this Certificate, to the Board of Directors (such directors elected by the holders of the Series A Common Stock are hereinafter referred to as the "SERIES A COMMON STOCK DIRECTORS," and together with the Series B Common Stock

               Directors and the Series K Common Stock Director, the "SERIES COMMON STOCK DIRECTORS").

                    (ii) Notwithstanding any other provision in this
               Certificate, those persons who were Series AM Preferred Stock Directors, Series AX Preferred Stock Directors, or Series T Preferred Stock Directors (each as defined below) immediately prior to the Mandatory Conversion (as defined below) shall be deemed to be the initial Series B Common Stock Directors immediately following the Mandatory Conversion; those persons who were Series AT Preferred Stock Directors (as defined below) immediately prior to the Mandatory Conversion shall be deemed to be the initial Series A Common Stock Directors immediately following the Mandatory Conversion; that person who was a Series C Preferred Stock Director (as defined below) immediately prior to the Mandatory Conversion shall be deemed to be an Additional Director (as defined below) immediately following the Mandatory Conversion; that person who was a Series K Preferred Stock Director (as defined below) immediately prior to the Mandatory Conversion shall be deemed to be the initial Series K Common Stock Director immediately following the Mandatory Conversion; and those persons who were Additional Directors immediately prior to the Mandatory Conversion shall continue as Additional
               Directors immediately following the Mandatory Conversion.   In
               the event there is a vacancy in the office of a Series Common Stock Director immediately following the Mandatory Conversion, such initial Series Common Stock Director will be that person first elected, by written consent given in accordance with paragraph 1(b)(vi) or by vote at a meeting called for that purpose, of the holders of the series of Common Stock entitled to vote for such director on or after the date on which holders of such series of Common Stock are first entitled to elect such Series Common Stock Director in accordance with paragraph 1(b)(i). Each such person shall hold such positions until the earliest of the next meeting or written consent of stockholders entitled to vote on the election of said director, his resignation or his removal.

                    (iii) At any meeting of stockholders having as a purpose the election of directors by holders of the Series A Common Stock, holders of the Series B Common Stock and/or holders of the Series K Common Stock, as the case may be, the presence, in person or by proxy, of the holders of a majority of the shares of the applicable series of Common Stock entitled to vote in such election then outstanding shall be required and be sufficient to constitute a quorum of such series for the election of any director by such holders. Each Series Common Stock Director to be elected at such meeting shall be elected by a plurality of the votes of the shares of the applicable series of Common Stock present in person or represented by proxy at such meeting and entitled to vote in the election of such Series Common Stock Director or by written consent of the holders of such shares given in accordance with paragraph 1(b)(vi) below. At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of Series A Common Stock, Series B Common Stock or Series K Common Stock, as the case may be, shall not prevent the election of the directors to be elected by the holders of shares other than the series of Common Stock the holders of which do not constitute a quorum for such election at such meeting, and the absence of a quorum of holders of shares other than the Series A Common Stock, Series B Common Stock or Series K Common Stock shall not prevent the election of the directors to be elected by the holders of the Series A Common Stock, Series B Common Stock or Series K Common Stock, as the case may be, and
               (ii) in the absence of a quorum of holders of (x) shares of the Series A Common Stock, Series B Common Stock or Series K Common Stock, (y) shares other than the Series A Common Stock, Series B Common Stock or Series K Common Stock, or (z) shares of all such classes and series, holders of a majority of the shares, present in person or by proxy, of each class or series of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which such class or series is entitled to elect, from time to time, without notice (subject to applicable law) other than announcement at the meeting, until a quorum shall be present.

                    (iv) Except as provided in paragraph 1(b)(v), any vacancy in the office of a Series Common Stock Director occurring during the effectiveness of the applicable provisions of paragraph 1(b)(i) shall be filled solely by the holders of the series of Common Stock entitled to vote for such Series Common Stock Director by vote of such holders as provided in paragraph 1(b)(iii) above at a meeting called for such purpose or by written consent of such holders given in accordance with paragraph 1(b)(vi) below.

                    (v) A Series Common Stock Director may be removed without
               cause by the vote or by written consent of the holders of a majority of the outstanding shares of Series A Common Stock, Series B Common Stock or Series K Common Stock, as the case may be, which elected such Series Common Stock Director. Any vacancy in the office of a Series Common Stock Director shall be filled by the affirmative vote of the holders of a majority of the outstanding shares of the applicable series of Common Stock entitled to elect the Series Common Stock Director so removed at a meeting, which may be the same meeting at which the removal of such Series Common Stock Director was voted upon, or by written consent of the holders of such series of Common Stock given in accordance with paragraph 1(b)(vi) below; provided, however, that
                                                         -----------------
               if there is a vacancy in the office of one of the two Series A Common Stock Directors, the remaining Series A Common Stock Director shall have the power to fill the vacancy. Any director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor and until his or her successor has been chosen and has qualified.

                    (vi) With respect to actions by the holders of the Series A
               Common Stock, Series B Common Stock or Series K Common Stock upon those matters on which such holders are each entitled to vote separately as a separate series, such actions may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of Series A Common Stock, Series B Common Stock or Series K Common Stock, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such series of Series A Common Stock, Series B Common Stock or Series K Common Stock entitled to vote thereon were present and voted, and shall be delivered to the Corporation as provided in the DGCL. Notice shall be given in accordance with the applicable provisions of the DGCL of the taking of corporate action without a meeting by less than unanimous written consent.

                    (vii) The right of the holders of any series of Common Stock to elect Series Common Stock Directors shall be in addition to their right to vote, together as a single class with the holders of the Series A, Series B and Series K Common Stock and any series of Preferred Stock so entitled to vote, acting by written consent or by vote at a meeting called for the purpose of election of directors, in the election of all Additional Directors, as defined in Section A(3) of Article V of this Certificate.

          2.   Conversion Rights.
               -----------------

          Each share of Series B Common Stock shall be convertible at any time, at the option of the holder thereof, into one share of Series A Common Stock. Each share of Series K Common Stock shall be convertible at any time, at the option of the holder thereof, into one share of Series A Common Stock. Any such conversion may be effected by any holder of any series of Convertible Common Stock by surrendering such holder's certificate or certificates for the series of Convertible Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Convertible Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of such series of Convertible Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Series A Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Series A Common Stock to which such holder shall be entitled as herein provided (provided that the Corporation will use commercially reasonable efforts to make such delivery within two Business Days after receipt of the certificate or certificates, notice, and if required, instruments of transfer referred to above). Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the Person or Persons entitled to receive the Series A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Series A Common Stock on that date; provided, however, that the conversion may, at the option of any holder
--------  -------
surrendering Convertible Common Stock for conversion, be conditioned upon the IPO or upon notice by such holder to the Corporation of the occurrence of any other specified event. A number of shares of Series A Common Stock equal to the number of shares of Series B Common Stock and Series K Common Stock, respectively, outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Series B Common Stock and of Series K Common Stock, respectively. Shares of Series B Common Stock and Series K Common Stock that have been converted hereunder shall be retired and shall not be reissued. Shares of Series A Common Stock shall not be convertible into shares of Series B Common Stock or Series K Common Stock.

          3.   Dividends.  Subject to paragraph 4 of this Section B, whenever a
               ---------
dividend is paid to the holders of one series of Common Stock, the Corporation also shall pay to the holders of all other series of Common Stock a dividend per share equal to the dividend per share paid to the holders of such first series of Common Stock. Dividends shall be payable only if, as and when declared by the Board of Directors out of the assets of the Corporation legally available therefor.

          4.   Share Distributions.  If at any time a distribution paid in
               -------------------
Series A Common Stock, Series B Common Stock, Series K Common Stock or any other securities of the Corporation or any other Person (hereinafter sometimes called a "SHARE DISTRIBUTION") is to be made with respect to the Series A Common Stock, Series B Common Stock or Series K Common Stock, such share distribution may be declared and paid only as follows:

          (a) a share distribution consisting of shares of Series A Common Stock (or any securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series A Common Stock) to holders of Series A Common Stock, Series B Common Stock and Series K Common Stock, on an equal per share basis; or consisting of shares of Series A Common Stock (or securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series A Common Stock) to holders of Series A Common Stock and, on an equal per share basis, shares of Series B Common Stock (or securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series B Common Stock) to holders of Series B Common Stock and, on an equal per share basis, shares of Series K Common Stock (or securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series K Common Stock) to holders of Series K Common Stock; and

          (b) a share distribution consisting of any class or series of securities of the Corporation or any other Person other than as described in paragraph 4(a) above, on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Common Stock, Series B Common Stock and Series K Common Stock or on the basis of a distribution of different classes or series of securities to holders of Series A Common Stock, Series B Common Stock and Series K Common Stock, provided that (i) the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exercisable or exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, (ii) such rights and provisions shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions among the Series A Common Stock, the Series B Common Stock and the Series K Common Stock and (iii) in each case such distribution is otherwise made on an equal per share basis.

          The Corporation shall not reclassify, subdivide or combine any series of Common Stock without reclassifying, subdividing or combining all other series of Common Stock, on an equal per share basis.

          5.   Liquidation and Dissolution.  In the event of a liquidation,
               ---------------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock (including the Convertible Preferred Stock) is entitled, the holders of Series A Common Stock, the holders of Series B Common Stock, the holders of Series K Common Stock and the holders of any class or series of Preferred Stock entitled to participate in such distribution shall share equally, on a share for share basis (on an as converted into Common Stock basis with respect to any shares of Preferred Stock which are convertible into Common Stock, unless the designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock provide otherwise), in the assets of the Corporation remaining for distribution to holders of Common Stock. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 5.

          6.   Limitation on Issuance of Series B Common Stock and of Series K
               ---------------------------------------------------------------
Common Stock.  No shares of Series B Common Stock shall be issued except
------------
pursuant to paragraph 4 of this Section B, upon conversion of shares of Series T Preferred Stock or shares of any series of Series Preferred Stock which have been authorized in accordance with this Certificate, having the right to convert into shares of Series B Common Stock. No shares of Series K Common Stock shall be issued except pursuant to paragraph 4 of this Section B, upon conversion of shares of Series K Preferred Stock or shares of any series of Series Preferred Stock, which have been authorized in accordance with this Certificate, having the right to convert into shares of Series K Common Stock.

                                   SECTION C
                        SERIES AM, SERIES AT, SERIES AX,
                     SERIES K AND SERIES T PREFERRED STOCK

          The Convertible Preferred Stock shall have the following preferences, limitations and relative rights:

          1.   Certain Definitions.  Unless the context otherwise requires, the
               -------------------
terms defined in this paragraph 1 shall have, for all purposes of this Certificate, the meanings herein specified:

          "@HOME REPURCHASE RIGHT" has the meaning given to such term in the Master Distribution Agreement.

          "CABLE PARENT" shall mean, as applicable, each of (i) TCI Internet Services, Inc., a Colorado corporation ("TCI SERVICES"), TCI.NET, Inc., a Delaware corporation ("TCI.NET"), TCI Communications, Inc., a Delaware corporation, and TCI Cable Investments Inc., a Delaware corporation (TCI Communications, Inc., TCI Cable Investments, Inc., TCI.NET and TCI Services collectively being a single Cable Parent), (ii) Comcast On-Line Communications, Inc., a Delaware corporation, and Comcast Cable Communications, Inc., a Delaware corporation (collectively being a single Cable Parent) and (iii) Cox Communications, Inc., a Delaware corporation. In addition, each Parent (as defined below) shall be entitled to designate one or more members of such Parent's Stockholder Group (as defined in the Stockholders' Agreement) to be included within the Cable Parent of such Parent's Stockholder Group. Any such additional entities are required to execute and deliver to the Corporation and each other Parent, an instrument, in form and substance reasonably acceptable to the Corporation, agreeing to be bound by the provisions of the Stockholders' Agreement applicable to the other Persons which are included within the Cable Parent of such Parent's Stockholder Group. Such designation shall not constitute an assignment by or release of any other Person which is a Cable Parent of such Stockholder Group.

          "COMMON STOCK" shall mean any series of Common Stock of the Corporation.

          "COMCAST" shall mean Comcast Corporation, a Pennsylvania corporation.

          "COMCAST STOCKHOLDER GROUP" has the meaning given to such term in the Stockholders' Agreement.

          "COMCAST SUB" shall mean Comcast PC Investments, Inc., a Delaware corporation, and any Controlled Affiliate of Comcast to which Company Securities are transferred in accordance with the terms of the Stockholders' Agreement.

          "COMPANY SECURITIES" has the meaning given to such term in the Stockholders' Agreement.

          "CONTROL" shall mean the direct or indirect power to direct the management and policies of any Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

          "CONTROLLED AFFILIATE" shall mean, as to any Person, any other Person which is Controlled by such Person; provided, however, that the Corporation
                                    --------  -------
shall not be deemed to be a Controlled Affiliate of any Parent or such Parent's Controlled Affiliates.

          "CONVERTIBLE SECURITIES" shall mean securities, other than shares of Series B Common Stock or Series K Common Stock, that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase, shares of Series A Common Stock, Series B Common Stock or Series K Common Stock.

          "COX SUB" shall mean Cox @Home, Inc. a Delaware corporation, and any Controlled Affiliate of Cox Communications, Inc. to which Company Securities are transferred in accordance with the terms of the Stockholders' Agreement.

          "DIVIDEND PAYMENT DATE" shall mean the first day of January, April, July and October in each year commencing on the first Dividend Payment Date after the Filing Date, or if any such day is not a Business Day, then on the next succeeding Business Day, as and if designated by the Board of Directors.

          "DIVIDEND PERIOD" shall mean any three-month period from and including any Dividend Payment Date to (but not including) the next successive Dividend Payment Date; provided, however, that the first Dividend Period shall be the
              --------  -------
period (even if less than three months) from and including the Filing Date to (but not including) the first Dividend Payment Date.

          "FILING DATE" shall mean August 14, 1996.

          "ISSUE PRICE" of a share of Convertible Preferred Stock shall initially be $10.00, and shall be appropriately adjusted to take into account any stock splits, reverse splits and the like occurring after the Filing Date.

          "JUNIOR STOCK" shall mean, as the context requires, (i) the Common Stock, (ii) any other class or series of capital stock, whether now existing or hereafter created, of the Corporation, other than (A) the Convertible Preferred Stock, (B) any class or series of Parity Stock (except to the extent provided under clause (iii) hereof) and (C) any Senior Stock, and (iii) any class or series of Parity Stock to the extent that it ranks junior to the Convertible Preferred Stock as to dividend rights, rights of redemption and/or rights on liquidation, as the case may be. For purposes of clause (iii) above, a class or series of Parity Stock shall rank junior to the Convertible Preferred Stock as to dividend rights, rights of redemption and/or rights on liquidation if the holders of shares of Convertible Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

          "KPCB AFFILIATES" shall mean collectively, Kleiner, Perkins, Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II, each a California partnership, and James Clark.

          "LIQUIDATION PRICE" measured per share of the Convertible Preferred Stock as of the date in question (the "DETERMINATION DATE"), shall mean an amount equal to the sum of (a) $10.00, as appropriately adjusted to take into account any stock splits, reverse splits and the like occurring after the Filing Date, plus (b) an amount equal to all dividends which have theretofore been declared but which are unpaid as of the Determination Date on such share of Convertible Preferred Stock. In the event that the Special Directors and the Special K Director determine by a Supermajority Vote not to require the Mandatory Conversion (as defined below) upon the IPO, then upon the IPO the amount in clause (a) of this definition shall be deemed to be $.01 (as appropriately adjusted to take into account any stock splits, reverse splits and the like occurring after the Filing Date), unless the Special Directors and the Special K Director have determined by a Supermajority Vote not to so reduce the Liquidation Price. In connection with the determination of the Liquidation Price of a share of Convertible Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, the Determination Date shall be the record date for the distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

          "MASTER DISTRIBUTION AGREEMENT" shall mean the provisions of the Master Distribution Agreement Term Sheet, set forth as Exhibit A to the letter agreement dated May 15, 1997, among TCI Sub, Comcast Sub, and Cox Sub and certain of their respective Affiliates and the Corporation (the "MASTER DISTRIBUTION AGREEMENT TERM SHEET"); provided that if the matters set forth in the Master Distribution Agreement Term Sheet are superseded by a definitive agreement which is executed by the necessary parties thereto, such definitive agreement will constitute the Master Distribution Agreement for all purposes hereunder.

          "PARENT" has the meaning given to such term in the Stockholders' Agreement.

          "PARITY STOCK" shall mean, as the context requires, any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking on a parity basis with the Convertible Preferred Stock as to dividend rights, rights of redemption and/or rights on liquidation, as the case may be. Capital stock of any class or series shall rank on a parity as to dividend rights, rights of redemption or rights on liquidation with the Convertible Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provisions, if any, are different from those of the Convertible Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective accrued and unpaid dividends, redemption prices or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Convertible Preferred Stock. No class or series of capital stock that ranks junior to the Convertible Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Convertible Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides. The Series AM Preferred Stock, the Series AT Preferred Stock, the Series AX Preferred Stock, the Series K Preferred Stock and the Series T Preferred Stock shall each be deemed to be Parity Stock as to each of the other such series.

          "PUBLIC COMPANY" shall mean the Corporation shall be deemed to be a "Public Company" at such time as the Series A Common Stock is (i) registered under Section 12(b) or 12(g), or such entity is required to file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (or any successor or comparable provisions of the federal securities laws), and (ii) actively traded.

          "RECORD DATE" for the dividends payable on any Dividend Payment Date shall mean the fifteenth day of the month preceding the month during which such Dividend Payment Date shall occur, or if any such day is not a Business Day, then on the next succeeding Business Day, as and if designated by the Board of Directors.

          "SENIOR STOCK" shall mean, as the context requires, any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking prior to the Convertible Preferred Stock as to dividend rights, rights of redemption and/or rights on liquidation, as the case may be. Capital stock of any class or series shall rank prior to the Convertible Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Convertible Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Convertible Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Convertible Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or redemption provisions thereof are different from those of the Convertible Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides. Notwithstanding the foregoing, any class or series of capital stock which requires the Corporation to cumulate or accrue dividends on such shares, or to pay such dividends in shares of capital stock in the event such dividends are not declared and paid during any dividend period applicable to such class or series, or to add any such unpaid dividends to the liquidation or redemption price of any such class or series of capital stock, shall constitute Senior Stock.

          "SPECIAL DIRECTORS" shall mean (i) the Selected Preferred Stock Directors prior to the Mandatory Conversion and (ii) following the Mandatory Conversion, the Series B Common Stock Directors.

          "SPECIAL K DIRECTOR" shall mean (i) the Series K Preferred Stock Director prior to the Mandatory Conversion and (ii) following the Mandatory Conversion, the Series K Common Stock Director.

          "SPECIAL VOTING STOCK" shall mean any class or series of capital stock of the Corporation established or authorized after the Filing Date (including pursuant to the authority granted herein to the Board to establish the designations, preferences, rights and qualifications, limitations and restrictions of any series of Series Preferred Stock pursuant to Board Action) having voting rights deemed senior to those of the holders of Series A Common Stock or Series K Common Stock. A class or series of capital stock shall be deemed to have senior voting rights and to be Special Voting Stock if holders of such security (x) are entitled to more than one vote per share (determined on an as-converted into Common Stock basis) when voting with the holders of Common Stock or (y) are entitled to vote as a separate class or series upon any matter submitted to a vote of all of the stockholders of the Corporation other than (i) as required by Section 242(b) of the DGCL, (ii) with respect to the creation or issuance of a class or series of capital stock which is to rank senior to such capital stock as to liquidation rights or rights relating to dividends, distributions, repurchases and redemptions, (iii) with respect to amendments to the terms and provisions of such securities, or (iv) such additional matters as would be customary or appropriate in the context of the issuance of such class or series of capital stock in a financing transaction with a third party (as opposed to a strategic transaction) in light of the circumstances under which such financing transaction is being consummated.

          "STOCKHOLDERS' AGREEMENT" shall mean that certain Amended and Restated Stockholders' Agreement, dated as of August 1, 1996, by and among the Corporation, TCI Sub, Comcast Sub, Cox Sub and the KPCB Affiliates and certain Affiliates of such Persons, as amended from time to time.

          "SUBJECT SHARES" has the meaning given to such term in the Master Distribution Agreement.

          "SUBSIDIARY" of any Person shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

          "SUPERMAJORITY VOTE" has the meaning given to such term in Section B(4)(a) of Article V of this Certificate.

          "TCI" shall mean Tele-Communications, Inc., a Delaware corporation, but in the event of a Qualified Spin Off Transaction (as defined in the Stockholders' Agreement) relating to the TCI Stockholder Group (as defined in the Stockholders' Agreement), such term shall mean the Spin Off Parent (as defined in the Stockholders' Agreement) resulting from such Qualified Spin Off Transaction.

          "TCI SUB" shall mean TCI Internet Holdings, Inc., a Colorado corporation, and any Controlled Affiliate of TCI, to which Company Securities are transferred in accordance with the terms of the Stockholders' Agreement.

          "UNANIMOUS VOTE" has the meaning given to such term in Section B(4)(b) of Article V of this Certificate.

          2.   Dividends.
               ---------

          (a) Dividend Rights; Dividend Payment Dates.  Subject to the prior
              ---------------------------------------
preferences and other rights of any Senior Stock and the provisions of this
Article IV, the holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, in its discretion, but prior and in preference to any declaration or payment of dividends on any Junior Stock, out of unrestricted funds legally available therefor, quarterly cash dividends per share at the rate of 10.0% per annum of the Issue Price (the "CONVERTIBLE PREFERRED DIVIDEND"). The Convertible Preferred Dividend shall be noncumulative; that is, the Convertible

Preferred Dividend shall be paid only when, as and if declared by the Board of Directors, it being intended that a Convertible Preferred Dividend not declared in any quarter will not be carried over to a future quarter.

          (b) Dividends on Junior Stock.  In addition, following the payment of
              -------------------------
the Convertible Preferred Dividend for any period, in the event that the Board of Directors proposes, subject to the provisions of this paragraph, to declare or pay a dividend on any Junior Stock in cash or consisting of assets, property or securities other than Common Stock, then the holders of Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, an additional dividend amount (the "PARTICIPATING DIVIDEND") determined as follows: (i) in the event that a dividend is declared with respect to Junior Stock (other than Common Stock (or any other security that is convertible into, or exercisable or exchangeable for, Common Stock)), the Participating Dividend payable to the holders of the Convertible Preferred Stock shall equal an amount per share equal to the dividend to be paid on each share or other unit of Junior Stock multiplied by a fraction, the numerator of which is the Liquidation Price of a share of Convertible Preferred Stock and the denominator of which is the lowest of (x) the liquidation price (if applicable),
(y) the redemption price (if applicable) and (z) the price at which such share or unit was originally purchased (as adjusted for stock splits, stock dividends and the like occurring after the Filing Date), of a share or other unit of such Junior Stock; or (ii) in the event that a dividend is declared with respect to Junior Stock which is Common Stock or such Junior Stock is convertible into, or exercisable or exchangeable for, Common Stock, then the amount of the Participating Dividend per share of Convertible Preferred Stock shall be (x) (1) the amount of the dividend to be paid on a single share of Common Stock, or (2) if such Junior Stock is convertible into, or exercisable or exchangeable for, Common Stock, such amount as would be payable on each share of Common Stock into which such Junior Stock is convertible into or exercisable or exchangeable for, multiplied by (y) the number of shares of Common Stock into which a share of Convertible Preferred Stock may then be converted. Dividends payable on the Convertible Preferred Stock shall be calculated on the basis of a 360-day year of twelve 30-day months. Dividends on the Convertible Preferred Stock will be payable, as provided in paragraph 2(e) below, to the holders of record of the Convertible Preferred Stock as of the close of business on the Record Date for such dividend payment.

          (c) Dividends on Parity Stock.  So long as any shares of Convertible
              -------------------------
Preferred Stock are outstanding and dividends on such shares of Convertible Preferred Stock have not been (or are not contemporaneously) declared and paid in full for the two immediately preceding Dividend Periods, no dividends shall be declared or paid or set apart for payment by the Corporation upon any Parity Stock; provided, however, that a dividend may be declared and paid (regardless
       --------  -------
of whether such dividends have been paid for any preceding Dividend Period) pro rata with respect to all Convertible Preferred Stock and Parity Stock then outstanding such that the amounts of any dividends declared per share on the Convertible Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that the Convertible Preferred Dividend (assuming such dividend had been declared by the Board) and, if applicable, any Participating Dividend (collectively, the "CONVERTIBLE FULL DIVIDEND") per share of Convertible Preferred Stock for the then-current Dividend Period and dividends on shares of such other Parity Stock for the then-current Dividend Period (excluding any accumulated or accrued dividends on such Parity Stock) bear to each other.

          (d)  Other Limitations on Dividends and Repurchases.  If the
               -----------------------------------------------
Convertible Full Dividend has not been declared and paid or set apart for payment for the Dividend Payment Date falling in the then-current Dividend Period, then, with respect to such then-current Dividend Period, (i) the Corporation shall not declare or pay any dividend on, or make any distribution with respect to, any Junior Stock or set aside any money or assets for such purpose and (ii) the Corporation shall not repurchase, redeem or otherwise acquire for value any shares of its Junior Stock, any equity securities of any Subsidiary of the Corporation or any options, warrants or other rights to acquire such securities; provided, however, that the Corporation may at any
                         --------  -------
time, out of funds legally available therefor, repurchase (x) from employees, directors or consultants of the Corporation or any Subsidiary thereof, shares of equity securities of the Corporation, equity securities of any Subsidiary of the Corporation or options, warrants or other rights to acquire such securities issued to such employees, directors or consultants provided that such repurchase is pursuant to repurchase or redemption rights contained in the instrument pursuant to which such securities were originally issued and (y) from the Comcast Stockholder Group any Subject Shares upon the Corporation's exercise of the @Home Repurchase Right pursuant to the Master Distribution Agreement (the right or obligation of the Corporation to so repurchase or redeem such securities pursuant to the foregoing clauses (x) and (y), is hereinafter referred to as a "PERMITTED REPURCHASE").

          (e) Special Record Date.  Dividends may be declared and paid at any
              -------------------
time (subject to the rights of any Senior Stock and, if applicable, to the concurrent satisfaction of any dividend arrearages then existing with regard to any Parity Stock which ranks on a parity basis with the Convertible Preferred Stock as to the payment of dividends) without reference to the regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 45 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "SPECIAL RECORD DATE"). Notice of each Special Record Date shall be given, not more than 45 days nor less than 10 days prior thereto, to the holders of record of the shares of Convertible Preferred Stock.

          (f) Pro Rata Payment.  All dividends paid with respect to the shares
              ----------------
of Convertible Preferred Stock pursuant to this paragraph 2 shall be paid pro rata to all the holders of shares of Convertible Preferred Stock outstanding on the applicable Record Date or Special Record Date, as the case may be.

          (g) Termination of Convertible Preferred Dividend Right.  In the event
              ---------------------------------------------------
that the Special Directors and the Special K Director determine by a Supermajority Vote not to require the Mandatory Conversion upon the IPO, then upon the IPO, unless the Special Directors and the Special K Director have also determined by a Supermajority Vote not to terminate the Convertible Preferred Dividend right, the provisions of paragraph 2(a), (b), (c) and (d) shall terminate and the holders of Convertible Preferred Stock shall be entitled to receive dividends if, as and when the Board shall declare dividends on the Common Stock other than dividends payable in Common Stock pursuant to which such Convertible Preferred Stock is entitled to an adjustment pursuant to paragraph 6(c) below. The amount of such dividend per share of Convertible Preferred Stock shall be the amount of the dividend to be paid on a single share of Common Stock multiplied by the number of shares of Common Stock into which a share of Convertible Preferred Stock may then be converted.

          3.   Distributions Upon Liquidation, Dissolution or Winding Up.
               ---------------------------------------------------------

          (a) Liquidation Preference Prior to IPO.  Prior to the IPO and subject
              -----------------------------------
to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in cash (and, to the extent sufficient cash is not available for such payment, property at its fair market value) per share, equal to the Liquidation Price of such share of Convertible Preferred Stock as of the date of payment or distribution, which payment or distribution shall be made pari passu with any such payment or
                                      ---- -----
distribution made to the holders of any Parity Stock ranking on a parity basis with the Convertible Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation. Except as provided in paragraph 3(b) below, the holders of Convertible Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of the Corporation after receiving the Liquidation Price per share. If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Convertible Preferred Stock and to all holders of any Parity Stock ranking on a parity basis with the Convertible Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Convertible Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Convertible Preferred Stock and such Parity Stock would otherwise respectively be entitled. In the event of (i) a consolidation or merger of the Corporation with or into any other corporation or other entity in which the holders of all of the Corporation's outstanding shares of capital stock immediately before the effectiveness of such transaction do not, immediately after the effectiveness of such transaction, own capital stock representing a majority of the voting power of the surviving corporation or other entity of such transaction (or the immediate parent of such surviving corporation or other entity), or (ii) a sale of all or substantially all of the assets of the Corporation other than in connection with a Related Business Transaction (as defined below), the holders of a majority of the outstanding shares of each series of the Corporation's Preferred Stock, voting separately as a series (or consenting in writing), shall be entitled to deem, solely as to the series of Preferred Stock which has so voted or consented, such merger, consolidation or sale of assets to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3, provided, that written notice of such vote or such written consents must be received by the Corporation at least five (5) days prior to the effectiveness of such transaction; and provided further, that the Corporation shall have provided holders of Convertible Preferred Stock with the notice required to be delivered to them pursuant to paragraph 6(g) of Section C of this
Article IV of such deemed liquidation, dissolution or winding up of the Corporation. For purposes of this Certificate, a "RELATED BUSINESS TRANSACTION" shall mean any sale or other disposition of all or substantially all of the properties and assets of the Corporation in which (i) the Corporation receives as proceeds of such disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such properties and assets of the Corporation, including but not limited to any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such properties and assets of the Corporation (or the immediate parent of such purchaser or acquiror), and (ii) the securities received by the Corporation, immediately after the effectiveness of such transaction, have a majority of the voting power of the purchaser or acquiror of such properties and assets of the Corporation, including but not limited to any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such properties and assets of the Corporation (or the immediate parent of such purchaser or acquiror). Notice of the liquidation, dissolution or winding up of the Corporation shall be given, not less than 20 days prior to the date on which such liquidation, dissolution or winding up or merger or sale of assets is expected to take place or become effective, to the holders of record of the shares of Convertible Preferred Stock, during which 20 day period such holders shall continue to be entitled to exercise their conversion rights as set forth in paragraph 6 of this Section C.

          (b) Liquidation Preference After IPO.  In the event that the Special
              --------------------------------
Directors and the Special K Director determine by a Supermajority Vote not to require the Mandatory Conversion upon the IPO, then upon the IPO, unless the Special Directors and the Special K Director have also determined by a Supermajority Vote not to change the Liquidation Price of the Convertible Preferred Stock as described in paragraph 1 of this Section C, subject to prior payment in full of the Liquidation Price (as changed as described in paragraph 1 of this Section C) on each outstanding share of Convertible Preferred Stock and if there are any assets of the Corporation available for distribution to stockholders, such remaining assets shall be distributed among the holders of the then outstanding Common Stock and Convertible Preferred Stock pro rata according to the number of shares of Common Stock held by each holder thereof (where, for this purpose, holders of shares of Convertible Preferred Stock will be deemed to hold the greatest whole number of shares of Common Stock then issuable upon conversion in full of such shares of Convertible Preferred Stock).

          4.   Limitations on Dividends and Redemptions.  So long as any shares
               ----------------------------------------
of Convertible Preferred Stock are outstanding, the Corporation shall not, absent the requisite Board Action and the approval of the holders of the Convertible Preferred Stock, as required pursuant to paragraph 7(c) of this Section C, (a) declare or pay any dividend, or make any distribution, on, or (b) repurchase, redeem or otherwise acquire for value any shares of, any Junior Stock, any equity securities of any Subsidiary of the Corporation or any options, warrants or other rights to acquire such securities other than (i) the payment of dividends on any Junior Stock solely in shares of Junior Stock or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of Junior Stock; or (ii) a repurchase or redemption of equity securities of the Corporation, any equity securities of any Subsidiary of the Corporation, or any options, warrants or other rights to acquire any such securities which is a Permitted Repurchase.

          5.   Status of Reacquired Convertible Preferred Stock.  In the event
               ------------------------------------------------
that the Corporation repurchases or otherwise reacquires shares of Convertible Preferred Stock, such shares shall be retired and shall not be reissued.

          6.   Conversion.
               ----------

               (a) Optional and Mandatory Conversion.  Each outstanding share of
                   ----------------------------------
Series AM Preferred Stock shall be convertible at the option of the holder at any time into fully paid and non-assessable full shares of Series A Common Stock at the then effective Conversion Rate (as defined below) for such shares. Each outstanding share of Series AT Preferred Stock shall be convertible at the option of the holder at any time into fully paid and non-assessable full shares of Series A Common Stock at the then effective Conversion Rate for such shares. Each outstanding share of Series AX Preferred Stock shall be convertible at the option of the holder at any time into fully paid and non-assessable full shares of Series A Common Stock at the then effective Conversion Rate for such shares. Each outstanding share of Series K Preferred Stock shall be convertible at the option of the holder at any time into fully paid and non-assessable full shares of Series K Common Stock at the then effective Conversion Rate for such shares. Each outstanding share of Series T Preferred Stock shall be convertible at the option of the holder at any time into fully paid and non-assessable full shares of Series B Common Stock at the then effective Conversion Rate for such shares. In addition, unless the Special Directors and the Special K Director determine by a Supermajority Vote not to require conversion of all outstanding shares of Convertible Preferred Stock upon the IPO, then, subject to the receipt of any required regulatory consents or approvals or the filing of any required notices with any governmental entities and the expiration of any waiting period related thereto, the holders of all shares of Convertible Preferred Stock shall be deemed to have converted such shares into shares of Series A Common Stock, Series B Common Stock or Series K Common Stock (whichever series of Common Stock such shares of Convertible Preferred Stock are initially convertible into) immediately prior to the IPO (or at such earlier or later time as is determined by a Unanimous Vote) (such conversion upon the IPO or such earlier or later time is referred to herein as the "MANDATORY CONVERSION"). All such conversions of Convertible Preferred Stock shall be effected in such manner and upon such terms and conditions as hereinafter provided in this paragraph 6. In case cash, securities or property other than Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Series A Common Stock, Series B Common Stock or Series K Common Stock in this paragraph 6 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities. Notwithstanding anything to the contrary in this Article IV, subject to the provisions for adjustment hereinafter set forth in this paragraph 6, any provisions in this Article that refer to a conversion of the Convertible Preferred Stock shall mean, (i) in the case of the Series T Preferred Stock, the conversion of the Series T Preferred Stock into the Series B Common Stock, (ii) in the case of the Series K Preferred Stock, the conversion of the Series K Preferred Stock into the Series K Common Stock, and (iii) in the case of the Series A Preferred Stock, the conversion of the Series A Preferred Stock into the Series A Common Stock.

               (b) Initial Conversion Rates.  Subject to the provisions for
                   -------------------------
adjustment hereinafter set forth in this paragraph 6, (i) each series of the Series A Preferred Stock may be converted into Series A Common Stock at the initial conversion rate of twenty fully paid and non-assessable shares of Series A Common Stock for each share of Series A Preferred Stock so converted; (ii) the Series K Preferred Stock may be converted into Series K Common Stock at the initial conversion rate of twenty fully paid and non-assessable shares of Series K Common Stock for each share of Series K Preferred Stock so converted; and
(iii) the Series T Preferred

Stock may be converted into Series B Common Stock at the initial conversion rate of twenty fully paid and non-assessable shares of Series B Common Stock for each share of Series T Preferred Stock so converted. (This conversion rate as from time to time adjusted cumulatively pursuant to the provisions of this paragraph is hereinafter referred to as the "CONVERSION RATE").

               (c) Adjustments for Stock Splits, Stock Dividends, Etc. In case
                   ---------------------------------------------------
after the Filing Date the Corporation shall (i) pay a dividend or make a distribution on its outstanding shares of Series A Common Stock, Series B Common Stock or Series K Common Stock in shares of its Common Stock, (ii) subdivide the then outstanding shares of Series A Common Stock, Series B Common Stock or Series K Common Stock into a greater number of shares of Series A Common Stock, Series B Common Stock or Series K Common Stock, (iii) combine the then outstanding shares of Series A Common Stock, Series B Common Stock or Series K Common Stock into a smaller number of shares of Series A Common Stock, Series B Common Stock or Series K Common Stock, or (iv) issue by reclassification of its shares of Series A Common Stock, Series B Common Stock or Series K Common Stock any shares of any other class of capital stock of the Corporation (including any such reclassification in connection with a merger in which the Corporation is the continuing corporation), then the Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation that such holder would have owned or been entitled to receive immediately following such action had such shares of Convertible Preferred Stock been converted immediately prior to such time into the series of Common Stock into which such series of Convertible Preferred Stock is initially convertible. An adjustment made pursuant to this paragraph 6(c) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this paragraph 6(c) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken. For purposes of this paragraph 6(c), in the event the Corporation takes any of the actions described in clauses (i) through (iv) above with respect to the Series A Common Stock at a time when no shares of Series B Common Stock or Series K Common Stock are issued and are outstanding such that a corresponding dividend, subdivision, combination or reclassification with respect to the Series B Common Stock or Series K Common Stock is not required in accordance with paragraph 4 of Section B of this Certificate, then the Conversion Rate of the Convertible Preferred Stock shall be adjusted in accordance with the foregoing provisions of this paragraph 6(c) as if shares of Series B Common Stock and/or Series K Common Stock were outstanding on the record date for such dividend or distribution or the effective date for such subdivision, combination or reclassification and the Corporation otherwise satisfied its obligations under paragraph 4 of Section B of this Certificate.

               (d) Adjustments for Reclassification, Merger, Etc. In case of any
                   ----------------------------------------------
reclassification or change in the Series A Common Stock, Series B Common Stock or Series K Common Stock (other than any reclassification or change referred to in paragraph 6(c) and other than a change in par value) or in case of any consolidation of the Corporation with any other corporation or any merger of the Corporation into another corporation or of another corporation into the Corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change (other than a change in par value or any reclassification or change to which paragraph 6(c) is applicable) in the outstanding Series A Common Stock, Series B Common Stock or Series K Common Stock), or in case of any sale or transfer to another corporation or entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of the Corporation, in any such case after the Filing Date, the Corporation (or its successor in such consolidation or merger) or the purchaser of such properties and assets shall make appropriate provision so that the holder of a share of the Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property that such holder would have owned immediately after such reclassification, change, consolidation, merger, sale or transfer if such holder had converted such share into Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, immediately prior to the effective date of such reclassification, change, consolidation, merger, sale or transfer (assuming for this purpose (to the extent applicable) that such holder failed to exercise any rights of election and received per share of Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, the kind and amount of shares of stock and other securities and property received per share by a plurality of the non-electing shares), and the holders of the Convertible Preferred Stock shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be to any such other shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock remaining outstanding or other convertible preferred stock or other Convertible Securities received by the holders of Convertible Preferred Stock in place thereof; and provided, further, that any such resulting or surviving corporation or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Convertible Preferred Stock remaining outstanding, or other convertible preferred stock or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as above provided.

               (e) Notice of Adjustments in Conversion Rates.  Whenever the
                   ------------------------------------------
Conversion Rate or the conversion privilege shall be adjusted as provided in paragraphs 6(c) or (d), the Corporation shall promptly cause a notice to be mailed to the holders of record of the Convertible Preferred Stock describing the nature of the event requiring such adjustment, the Conversion Rate in effect immediately thereafter and the kind and amount of stock or other securities or property into which the Convertible Preferred Stock shall be convertible after such event. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of paragraph 6(g).

               (f) Calculation and Timing of Adjustments. The Corporation may,
                   --------------------------------------
but shall not be required to, make any adjustment of the Conversion Rate if such adjustment would require an increase or decrease of less than 1% in such Conversion Rate; provided, however, that any adjustments which by reason of this paragraph 6(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 6 shall be made to the nearest 1/100th of a share. In any case in which this paragraph

6(f) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any shares of Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Series A Common Stock, Series B Common Stock or Series K Common Stock or other capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Series A Common Stock, Series B Common Stock or Series K Common Stock or other capital stock issuable upon such conversion before giving effect to such adjustment and
(y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to paragraph 6(l); provided, however, that, if requested by such holder, the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Series A Common Stock, Series B Common Stock or Series K Common Stock or other capital stock, and such cash, upon the occurrence of the event requiring such adjustment.

               (g) Notice of Certain Events.  In case at any time:
                   -------------------------

                   (i) the Corporation shall take any action which would require an adjustment in the Conversion Rate pursuant to this paragraph 6;

                   (ii) there shall be any capital reorganization or reclassification of the Common Stock (other than a change in par value), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale, transfer or lease of all or substantially all of the properties and assets of the Corporation, or a tender offer for shares of Common Stock representing at least a majority of the total voting power represented by the outstanding shares of Common Stock which has been recommended by the Board of Directors as being in the best interests of the holders of Common Stock; or

                   (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any such event, the Corporation shall give written notice to the holders of the Convertible Preferred Stock at their respective addresses as the same appear on the books of the Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, lease, tender offer, dissolution, liquidation or winding up, during which period such holders may exercise their conversion rights; provided, however, that any notice required by any event described in clause (ii) of this paragraph 6(g) shall be given in the manner and at the time that such notice is given to the holders of Common Stock. Without limiting the obligations of the Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this paragraph 6(g) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

          (h) Procedures for Conversion.  Before any holder of Convertible
              --------------------------
Preferred Stock shall be entitled to convert the same into Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable (or, in the case of the Mandatory Conversion, before any holder of Convertible Preferred Stock so converted shall be entitled to receive a certificate or certificates evidencing the shares of Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, issuable upon such conversion), such holder shall surrender the certificate or certificates for such Convertible Preferred Stock at the office of the Corporation or at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that such holder elects to convert all or a part of the shares represented by said certificate or certificates (or, in the case of the Mandatory Conversion, that such holder is surrendering the same) in accordance with the terms of this paragraph 6, and shall state in writing therein the name or names in which such holder wishes the certificates for Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Convertible Preferred Stock and the Corporation, whereby the holder of such Convertible Preferred Stock shall be deemed to subscribe for the amount of Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, which such holder shall be entitled to receive upon conversion of the number of shares of Convertible Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Convertible Preferred Stock to be converted, and thereby the Corporation shall be deemed to agree that the surrender of the shares of Convertible Preferred Stock to be converted shall constitute full payment of such subscription for Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Convertible Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of the Corporation or of said transfer agent to the Person for whose account such Convertible Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, to which such holder shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided together with an amount in cash equal to the full amount of any cash dividend declared (or required to be declared) on the Convertible Preferred Stock which, as of the date of such conversion, remains unpaid (provided that the Corporation will use commercially reasonable efforts to make such delivery within two Business Days after such deposit and such notice and statement). If surrendered certificates for Convertible Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to his nominee(s), without charge therefor, a new certificate or certificates representing the aggregate of the unconverted shares. Such conversion shall be deemed to have been made as of the date of such surrender of the Convertible Preferred Stock to be converted or immediately prior to the Mandatory Conversion; and the Person or Persons entitled to receive the Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, issuable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Series A Common Stock, Series B Common Stock or Series

K Common Stock, as applicable, on such date; provided, however, that the
                                             -----------------
conversion may, at the option of any holder surrendering Convertible Preferred Stock for conversion, be conditioned upon the IPO or upon notice by such holder to the Corporation of the occurrence of any other specified event, as the case may be.

               (i) Transfer Taxes. The issuance of certificates for shares of
                   ---------------
Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, upon conversion of shares of Convertible Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance, provided, however, if any such certificate is to be issued in a name other than that of the registered holder of the share or shares of Convertible Preferred Stock converted, the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

               (j) Reservation of Shares. The Corporation shall reserve and keep
                   ----------------------
available at all times thereafter, solely for the purpose of issuance upon conversion of the outstanding shares of Convertible Preferred Stock, such number of shares of Series A Common Stock, Series B Common Stock and Series K Common Stock as shall be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Convertible Preferred Stock by delivery of shares of Series A Common Stock, Series B Common Stock or Series K Common Stock which are held in the treasury of the Corporation. The Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Series A Common Stock, Series B Common Stock and Series K Common Stock issuable upon conversion of shares of Convertible Preferred Stock at the Conversion Rate in effect from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights.

               (k) Retirement of Convertible Preferred Stock.  All shares of
                   ------------------------------------------
Convertible Preferred Stock received by the Corporation upon conversion thereof into Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, shall be retired and shall not be reissued.

               (l) Payment in Lieu of Fractional Shares. The Corporation shall
                   -------------------------------------
not be required to issue fractional shares of Series A Common Stock, Series B Common Stock or Series K Common Stock or scrip upon conversion of the Convertible Preferred Stock. As to any final fraction of a share of Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, which a holder of one or more shares of Convertible Preferred Stock would otherwise be entitled to receive upon conversion of such shares in the same transaction, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal (I) if the Corporation is a Public Company, to the same fraction of the market value of a full share of Series A Common Stock or (II) if the Corporation is not a Public Company, to the same fraction of the fair market value of a share of Series A Common Stock, Series B Common Stock or Series K Common Stock, as applicable, as determined in good faith by the Board of Directors. For the purpose of any computation under this paragraph 6 requiring the determination of the current market value per share of Series A Common Stock, if the Corporation is a Public Company, such value at any date shall be deemed to be the average of the daily closing prices for a share of Series A Common Stock for the ten (10) consecutive trading days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if the shares of Series A Common Stock are not quoted on the composite tape, on the principal United States securities exchange registered under the Exchange Act, on which the shares of Series A Common Stock are listed or admitted to trading, or if they are not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if the Series A Common Stock is not quoted on Nasdaq or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem to be fair.

               (m) Regulatory Matters.  If any shares of Series A Common Stock,
                   ------------------
Series B Common Stock or Series K Common Stock which would be issuable upon conversion of shares of Convertible Preferred Stock require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be.
Without limiting the foregoing, if the conversion of shares of Convertible Preferred Stock shall be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT AND RULES"), the Corporation shall promptly comply with any applicable filing or notice requirements under the HSR Act and Rules and use its reasonable commercial efforts to furnish the information required in connection therewith to the Federal Trade Commission and the Antitrust Division of the Department of Justice. If applicable, the Corporation shall use its reasonable commercial efforts to list (i) the shares of Series A Common Stock issuable upon conversion of the Series A Preferred Stock, (ii) the shares of Series A Common Stock issuable upon conversion of the Series K Common Stock required to be delivered upon conversion of the Series K Preferred Stock, and (iii) the shares of Series A Common Stock issuable upon conversion of the Series B Common Stock required to be delivered upon conversion of the Series T Preferred Stock, in each case prior to delivery of such shares of Series A Common Stock upon such conversion, on the principal national securities exchange (including, but not limited to, the Nasdaq National Market) on which the outstanding Series A Common Stock is listed at the time of such delivery.

          7.   Voting.
               ------

               (a) General Voting Rights. In connection with any matter as to
                   ---------------------
which the holders of Common Stock are entitled to vote including, but not limited to, the election of Common Stock Directors (as hereinafter defined), each share of Convertible Preferred Stock issued and outstanding as of the record date for such meeting shall have (and the holder of record thereof shall be entitled to cast) the number of votes equal to the number of votes such holder would have been entitled to cast had it converted its shares of Convertible Preferred Stock into shares of Series A Common Stock (in the case of Series A Preferred Stock), Series B Common Stock (in the case of shares of Series T Preferred Stock), or Series K Common Stock (in the case of Series K Preferred Stock) immediately prior to the record date for the determination of stockholders entitled to vote upon such matter. Except as provided below and in paragraph 1 of Section B of this Article IV and except as otherwise may be required by law, the holders of Common Stock, the holders of Convertible Preferred Stock and the holders of any other series of Series Preferred Stock shall be entitled to notice of and to attend any meeting of stockholders and to vote together as a single class.

               (b) Election of Preferred Stock Directors.
                   -------------------------------------

                   (i) The holders of the Series AM Preferred Stock, voting
               separately as a single series, shall have the exclusive right, acting by written consent given in accordance with paragraph 7(b)(vi) below or by vote at a meeting called for that purpose, to elect one director to the Board of Directors so long as there are at least 250,000 shares of Series AM Preferred Stock (as adjusted for stock splits, stock dividends and the like occurring after the Filing Date) outstanding (such director elected by the holders of the Series AM Preferred Stock is hereinafter referred to as the "SERIES AM PREFERRED STOCK DIRECTOR").

                       The holders of the Series AT Preferred Stock, voting
               separately as a single series, shall have the exclusive right, acting by written consent given in accordance with paragraph 7(b)(vi) below or by vote at a meeting called for that purpose, to elect (x) two directors to the Board of Directors so long as at least 750,000 shares of Series AT Preferred Stock remain outstanding or (y) one director to the Board of Directors in the event that less than 750,000 shares of Series AT Preferred Stock remain outstanding but so long as at least 250,000 shares of Series AT Preferred Stock remain outstanding, in each case as adjusted for stock splits, stock dividends and the like occurring after the Filing Date (such directors elected by the holders of the Series AT Preferred Stock are hereinafter referred to as the "SERIES AT PREFERRED STOCK DIRECTORS").

                       The holders of the Series AX Preferred Stock, voting
               separately as a single series, shall have the exclusive right, acting by written consent given in accordance with paragraph 7(b)(vi) below or by vote at a meeting called for that purpose, to elect one director to the Board of Directors so long as there are at least 250,000 shares of Series AX Preferred Stock (as adjusted for stock splits, stock dividends and the like occurring after the Filing Date) outstanding (such director elected by the holders of the Series AX Preferred Stock is hereinafter referred to as the "SERIES AX PREFERRED STOCK DIRECTOR," and the Series AX Preferred Stock Director, the Series AM Preferred Stock Director and the Series AT Preferred Stock Directors are hereinafter referred to as the "SERIES A PREFERRED STOCK DIRECTORS").

                       The holders of the Series K Preferred Stock, voting
               separately as a single series, shall have the exclusive right, acting by written consent given in accordance with paragraph 7(b)(vi) below or by vote at a meeting called for that purpose, to elect one director to the Board of Directors so long as there are at least 250,000 shares of Series K Preferred Stock (as adjusted for stock splits, stock dividends and the like occurring after the Filing Date) outstanding (such director elected by the holders of the Series K Preferred Stock is hereinafter referred to as the "SERIES K PREFERRED STOCK DIRECTOR").

                       The holders of the Series T Preferred Stock, voting
               separately as a single series, shall have the exclusive right, acting by written consent given in accordance with paragraph 7(b)(vi) below or by vote at a meeting called for that purpose, to elect (x) three directors to the Board of Directors so long as at least 385,000 shares of Series T Preferred Stock remain outstanding; (y) two directors to the Board of Directors in the event that less than 385,000 shares of Series T Preferred Stock remain outstanding but so long as at least 317,500 shares of Series T Preferred Stock remain outstanding; or (z) one director to the Board of Directors in the event that less than 317,500 shares of Series T Preferred Stock remain outstanding but so long as at least 250,000 shares of Series T Preferred Stock remain outstanding, in each case as adjusted for stock splits, stock dividends and the like occurring after the Filing Date (such directors elected by the holders of the Series T Preferred Stock are hereinafter referred to as the "SERIES T PREFERRED STOCK DIRECTORS," and together with the Series A Preferred Stock Directors and the Series K Preferred Stock Director, the "PREFERRED STOCK DIRECTORS").

                    (ii) Each of the Preferred Stock Directors will be that person elected, by written consent given in accordance with paragraph 7(b)(vi) below or by vote at a meeting called for that purpose, of the holders of the series of Preferred Stock entitled to vote for such director.

                    (iii) At any meeting having as a purpose the election of
               directors by holders of the Series AM Preferred Stock, the Series AT Preferred Stock, the Series AX Preferred Stock, the Series K Preferred Stock and/or holders of the Series T Preferred Stock, as the case may be, the presence, in person or by proxy, of the holders of a majority of the shares of the applicable series of Convertible Preferred Stock entitled to vote in such election then outstanding shall be required and be sufficient to constitute a quorum of such series for the election of any director by such holders. Each Preferred Stock Director to be elected at such meeting shall be elected by a plurality of the votes of the shares of the series of Convertible Preferred Stock present in person or represented by proxy at such meeting and entitled to vote in the election of such Preferred Stock Director or by written consent of the holders of the shares of such series given in accordance with paragraph 7(b)(vi) below. At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of Series AM Preferred Stock, Series AT Preferred Stock, Series AX Preferred Stock, Series K Preferred Stock or Series T Preferred Stock, as the case may be, shall not prevent the election of the directors to be elected by the holders of shares other than the series of Convertible Preferred Stock the holders of which do not constitute a quorum for such election at such meeting, and the absence of a quorum of holders of shares other than the Series AM Preferred Stock, Series AT Preferred Stock, Series AX Preferred Stock, Series K Preferred Stock or Series T Preferred Stock shall not prevent the election of the directors to be elected by the holders of the Series AM Preferred Stock, Series AT Preferred Stock, Series AX Preferred Stock, the Series K Preferred Stock or the Series T Preferred Stock, as the case may be, and (ii) in the absence of a quorum of holders of any of
               (x) shares of the Series AM Preferred Stock, the Series AT Preferred Stock, the Series AX Preferred Stock, the Series K Preferred Stock or Series T Preferred Stock, (y) shares other than the Series AM Preferred Stock, the Series AT Preferred Stock, the Series AX Preferred Stock, the Series K Preferred Stock or the Series T Preferred Stock, or (z) shares of all such classes and series, holders of a majority of the shares, present in person or by proxy, of each class or series of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which such class or series is entitled to elect, from time to time, without notice (subject to applicable law) other than announcement at the meeting, until a quorum shall be present.

                    (iv) Except as provided in paragraph 7(b)(v), any vacancy in the office of a Preferred Stock Director occurring during the effectiveness of the applicable provisions of paragraph 7(b)(i) shall be filled solely by the holders of the series of Convertible Preferred Stock entitled to elect such Preferred Stock Director by vote of such holders as provided in paragraph 7(b)(iii) above at a meeting called for such purpose or by written consent of such holders given in accordance with paragraph 7(b)(vi) below.

                    (v) A Preferred Stock Director elected by a specified series of Convertible Preferred Stock may be removed without cause by the vote or by written consent of the holders of a majority of the outstanding shares of such series of Convertible Preferred Stock which elected such Preferred Stock Director. Any vacancy in the office of a Preferred Stock Director shall be filled by the affirmative vote of the holders of a majority of the outstanding shares of the applicable series of Convertible Preferred Stock entitled to elect the Preferred Stock Director so removed at a meeting, which may be the same meeting at which the removal of such Preferred Stock Director was voted upon, or by written consent of the holders of such series of Preferred Stock given in accordance with paragraph 7(b)(vi) below. Any director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor and until his or her successor has been chosen and has qualified.

                    (vi) With respect to actions by the holders of the Series AM Preferred Stock, the Series AT Preferred Stock, the Series AX Preferred Stock, the Series K Preferred Stock or the Series T Preferred Stock upon those matters on which such holders are entitled to vote as a separate series, such actions may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of Series AM Preferred Stock, Series AT Preferred Stock, Series AX Preferred Stock, Series K Preferred Stock or Series T Preferred Stock, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such series of Convertible Preferred Stock entitled to vote thereon were present and voted, and shall be delivered to the Corporation as provided in the DGCL. Notice shall be given in accordance with the applicable provisions of the DGCL of the taking of corporate action without a meeting by less than unanimous written consent.

                    (vii) The right of the holders of Convertible Preferred
               Stock to elect the Preferred Stock Directors shall be in addition to their right to vote, on an as-converted basis (in the case of the Series A Preferred Stock into Series A Common Stock, in the case of Series K Preferred Stock into Series K Common Stock and in the case of the Series T Preferred Stock into Series B Common Stock), with the holders of the Common Stock and any other series of Series Preferred Stock so entitled to vote, together as a single class, in the election of all other members of the Board of Directors (other than the Series B and Series K Common Stock Directors).

               (c) Protective Covenants. Notwithstanding the rights and
                   --------------------
privileges of any class or series of Preferred Stock then outstanding, so long as any shares of Convertible Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the affirmative vote (or, except with respect to clause (iii) below, the written consent) of the holders of not less than a majority of the outstanding shares of the Convertible Preferred Stock (with the holders of the Series AM Preferred Stock, the Series AT Preferred Stock, the Series AX Preferred Stock, the Series K Preferred Stock and the Series T Preferred Stock voting together as a single class except as otherwise provided in clause (i) below):

                    (i) adopt, amend, alter or repeal any provision of the
               Certificate or any resolution of the Board of Directors or any other instrument establishing and designating the Convertible Preferred Stock, any series of Series Preferred Stock or any Common Stock and determining the relative voting powers, designations, preferences, rights and qualifications, limitations and restrictions thereof, so as to effect any adverse change in the voting powers, designations, preferences, rights and qualifications, limitations and restrictions of the holders of the Convertible

               Preferred Stock; provided, however, that the Corporation will not
                                --------  -------
               make any such amendment, alteration or repeal which would affect adversely the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of one or more series of Convertible Preferred Stock without the consent of the holders of a majority of the outstanding shares of each such series of Preferred Stock so affected, each voting separately as a separate series of Preferred Stock (or, if such amendment, alteration or repeal would affect adversely the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of all series of Convertible Preferred Stock in the same manner, without the consent of the holders of a majority of the outstanding shares of Convertible Preferred Stock voting as a single class);

                    (ii) create, designate or issue any capital stock which is Special Voting Stock;

                    (iii) (a) consolidate with, or merge with or into, any
               Person or enter into a binding share exchange or similar transaction with any person (other than a merger of the Corporation with a wholly owned Subsidiary thereof which does not effect a change in the capital stock of the Corporation) (b) dispose of assets or properties in one transaction or a series of related transactions having an aggregate value in excess of 50% of the fair market value of the consolidated assets of the Corporation other than a transfer to a wholly-owned Subsidiary of the Corporation or (c) consent to any liquidation, dissolution or winding up of the Corporation or any of its material Subsidiaries; or

                    (iv) (a) declare or pay any dividend on, or make any
               distribution to holders of, Junior Stock or equity securities of any Subsidiary of the Corporation or (b) purchase, redeem or otherwise acquire for value any Junior Stock, any equity securities of any Subsidiary of the Corporation or any options, warrants or other rights to acquire such securities (other than a repurchase or redemption of shares of Junior Stock, any equity securities of any Subsidiary of the Corporation or any options, warrants or other rights to acquire such securities which is a Permitted Repurchase).

          Any approval obtained pursuant to this paragraph 7(c) with respect to any matter described in clause (iii) above shall not be valid unless such matter shall have been presented to the holders of the Convertible Preferred Stock for a vote at a meeting held on not less than thirty (30) days' prior written notice, which notice shall have described in detail each such matter to be voted upon.

          8.   Waiver.  Unless otherwise provided in this Certificate, any
               ------
provision which, for the benefit of the holders of the Convertible Preferred Stock or any series thereof, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case only pursuant to (i) a waiver which has been approved by Board Action (as if the subject of such waiver were a Supermajority Item (or a Unanimous Item if the matter that is the subject of such waiver would otherwise be a Unanimous
Item)) and (ii) the consent of the holders of a majority (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange or national interdealer quotation system) of the outstanding shares of (x) each series of Convertible Preferred Stock, each consenting separately as a separate series of Preferred Stock, or (y) if such waiver would affect adversely the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of all series of Convertible Preferred Stock in the same manner, all series of Convertible Preferred Stock consenting together as a single class of Preferred Stock. Any such waiver shall be binding on all holders, including any subsequent holders, of the Convertible Preferred Stock.

          9.   Method of Giving Notices.  Any notice required or permitted
               ------------------------
hereby to be given to the holders of shares of Convertible Preferred Stock shall be deemed duly given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at the holder's address appearing on the books of the Corporation or supplied by the holder in writing to the Corporation for the purpose of such notice.

          10.  Exclusion of Other Rights.  Except as provided in the Bylaws of
               -------------------------
the Corporation or as may otherwise be required by law and except for the equitable rights and remedies which may otherwise be available to holders of Convertible Preferred Stock, the shares of Convertible Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth herein.

          11.  Heading of Subdivisions.  The headings of the various
               -----------------------
subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                                   SECTION D
                             SERIES PREFERRED STOCK

          The Series Preferred Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted pursuant to Board Action (as hereinafter defined); the Series Preferred Stock may rank senior to, junior to or on a parity with the Convertible Preferred Stock with respect to
(i) rights upon liquidation, dissolution or winding up of the Corporation, (ii) the payment of dividends or (iii) distributions on, or the repurchase or redemption of any other shares of capital stock of the Corporation. The Convertible Preferred Stock will rank on a parity with any Series Preferred Stock that is not by its terms made senior or junior to the Convertible Preferred Stock. Subject to the provisions of paragraph 7(c)(ii) of Section C, the Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

               (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

               (ii) the dividend rate or amounts, if any, for the particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

               (iii) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

               (iv) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine; provided that no series of Series Preferred Stock shall have the right to convert into Series B Common Stock;

               (v) the voting rights, if any, of the holders of a particular series;

               (vi) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series; and

               (vii) any other relative rights, powers, preferences and limitations of a particular series of the Series Preferred Stock.

          The Board of Directors, acting through Board Action, is authorized to exercise its authority with respect to fixing and designating various series of the Series Preferred Stock and determining the relative rights, powers and preferences thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate.

          All shares of any one series of the Series Preferred Stock shall be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Series Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Certificate of Designation for a series of Series Preferred Stock, no consent or vote of the holders of shares of Series Preferred Stock or any series thereof shall be required for any amendment to this Certificate that would increase the number of authorized shares of Series Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Series Preferred Stock or the number of authorized shares of any series thereof (but not below the number of shares of Series Preferred Stock or of such series, as the case may be, then outstanding).

          Except as may be provided by the Board of Directors in a Certificate of Designation or by law, shares of any series of Series Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall be retired and shall not be reissued.

                                   ARTICLE V
                                   DIRECTORS

                                   SECTION A
                             NUMBER AND DESIGNATION

          The governing body of the Corporation shall be a Board of Directors which shall consist of not less than three (3) and not more than seventeen (17) (the "MAXIMUM NUMBER") directors, with the exact number of directors constituting the entire Board of Directors (the "ENTIRE BOARD") to be specified from time to time in accordance with this Certificate by Board Action of (i) so long as the Special Directors are entitled to exercise the Special Director Approval Right, the Series B Committee, or (ii) at any time at which the Special Directors are not entitled to exercise the Special Director Approval Right, the Board of Directors; provided, however, that the total number of directors constituting the Entire Board shall not be less than the total number (the "MINIMUM NUMBER") of (x) Series Common Stock Directors the holders of Common Stock are entitled to elect, (y) Preferred Stock Directors the holders of Convertible Preferred Stock are entitled to elect and (z) any directors the holders of any series of Series Preferred Stock, voting as a separate series of Preferred Stock and not with the holders of the Common Stock, are entitled to elect, which Minimum Number shall not be more than the Maximum Number.

          1.   Preferred Stock Directors.  The Preferred Stock Directors shall
               -------------------------
be elected by the holders of the Convertible Preferred Stock, subject to, and in the manner provided in, Article IV of this Certificate.

          2.   Series Common Stock Directors.  The Series Common Stock Directors
               -----------------------------
shall be elected by the holders of the applicable series of Common Stock, subject to, and in the manner provided in, Article IV of this Certificate.

          3.   Additional Directors.  At any meeting of stockholders having as a
               --------------------
purpose the election of directors, to the extent that the total number of directors constituting the Entire Board exceeds the Minimum Number, any additional directors (the "ADDITIONAL DIRECTORS") shall be elected by the holders of the Common Stock and Convertible Preferred Stock and, if so fixed by the resolution or resolutions of the Board of Directors adopted by Board Action creating, designating and establishing such series of Series Preferred Stock, the holders of Series Preferred Stock, subject to, and in the manner provided in, Article IV of this Certificate and subject to Section B(8) of this Article V.

                                   SECTION B
                                 BOARD ACTIONS

          1.   Definitions. Unless the context otherwise requires, the terms
               -----------
defined in this paragraph 1 shall have, for all purposes of this Certificate, the meanings herein specified:

          "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person.

          "ASSOCIATE" shall have the meaning set forth in Rule 405 under the Securities Act.

          "@HOME SERVICES" means the business of providing Internet connectivity service and Internet "backbone" service, which includes (without limitation) the following: (i) direct connectivity to the Internet through the development, packaging, marketing and distribution of a suite of branded Internet connectivity services and certain branded applications, including one or more custom browsers, for use by subscribers and information providers, together with connections to various on-line hosting services (such as America Online, Prodigy, CompuServe and MSN) and information providers, both in the United States and internationally (in countries where the Corporation is capable of providing such service), (ii) directory services and navigation services to content created by third parties, provided, however, that it is not contemplated
                                  --------  -------
that the Corporation would itself be a creator of content (other than with respect to content created as part of the Corporation's navigation services (such as the "video barker" and "templates" for the creation of navigation home pages), the aggregation and organization of content created by third parties and technological assistance to such third party creators), and (iii) systems for
(a) "backbone" transmission, (b) network management, and (c) billing and associated support functions.

          ".COM AGREEMENT" means any agreement between the Corporation (or any Cable Parent or a Controlled Affiliate thereof acting in the capacity of a sales agent by and on behalf of the Corporation pursuant to a sales agency agreement to be entered into by such Cable Parent or Controlled Affiliate and the Corporation, which agreement will, among other things, specify the terms and conditions upon which such Person may act as a sales agent for the Corporation, including specification of the terms upon which such Person may enter into a
 .Com Agreement on the Corporation's behalf) and a content provider which provides (i) physical connectivity and access to the @Home Network (as defined in the Master Distribution Agreement) and (ii) for compensation, if any, to the Corporation in accordance with its charges therefor.

          "BOARD ACTION" means, with respect to any matter considered by the Board of Directors or any committee thereof, the action of the Board or such committee with respect thereto for purposes of Section 141 of the DGCL, which action shall be deemed taken:

          (i) in the case of action by the Board of Directors, by the approval of such action by:

              (a) with respect to any matter that is not a Related Party
                                                  ------
Transaction or a Related Party .Com Agreement or Related Party Promotional Agreement, (x) a majority of the members of the Board present at a meeting at which a quorum of the Board is present or a written consent to such action executed by all the members of the Board and (y) so long as the holders of any series of Common Stock or Preferred Stock are entitled to elect a Special Director, (1) as to matters that are not Supermajority Items or Unanimous Items, so long as the Special Directors are entitled to exercise the Special Director Approval Right, a majority of the total number of Special Directors or (2) with respect to any matter that is a Supermajority Item or a Unanimous Item, a Supermajority Vote or Unanimous Vote of the Special Directors and the Special K Director, if any;

               (b) with respect to any matter that is a Related Party Transaction, either (I)(x) a majority of the members of the Board present at a meeting at which a quorum of the Board is present, the notice of which meeting set forth the matter that is a Related Party Transaction and a reasonably detailed description of such matter, or by Special Written Consent; and (y) so long as the holders of any series of Common Stock or Preferred Stock are entitled to elect a Special Director, (1) a majority of the total number of Special Directors (regardless of whether or not such Special Directors are Disinterested Directors) and (2) a majority of the Special Directors and Special K Director, if any, who are Disinterested Directors; provided, however, that, so
                                                     -----------------
long as the holders of any series of Common Stock or Preferred Stock are entitled to elect a Special Director, in addition to the requirements set forth above in this paragraph (b)(I)(y)(2), (A) if the Related Party Transaction is a Supermajority Item, the approval of such Related Party Transaction shall require the affirmative vote or written consent of seventy-five percent (75%) (rounded up to the nearest whole number of directors) (or two-thirds if there are only three such directors) of the total number of Special Directors and Special K Director, if any, who are Disinterested Directors; and (B) if the Related Party Transaction is a Unanimous Item, the approval of such Related Party Transaction shall require the affirmative vote or written consent of the total number of Special Directors and Special K Director, if any (regardless of whether or not such directors are Disinterested Directors); or (II)(x) a majority of the members of the Board present at a meeting at which a quorum of the Board is present, the notice of which meeting set forth the matter that is a Related Party Transaction and a reasonably detailed description of such matter, or by Special Written Consent; and (y) so long as the holders of any series of Common Stock or Preferred Stock are entitled to elect a Special Director, all of the Special Directors (regardless of whether or not such Special Directors are Disinterested Directors); or

               (c) with respect to the approval of a Related Party .Com Agreement or Related Party Promotional Agreement, approval in accordance with clauses (y) or (z) of paragraph 5 below (but subject to paragraph 7 below), provided that no Board Action is required for such approval in the circumstances specified in clause (x) of paragraph 5;

                   (ii) in the case of action by any committee of the Board of Directors (other than the .Com Committee or the Series B Committee), by the approval of such action by: (a) either a majority of the members of such committee present at a meeting at which a quorum of such committee is present or a written consent to such action executed by all the members of such committee; and (b) so long as the holders of any series of Common Stock or Preferred Stock are entitled to elect a Special Director and the Special Directors are entitled to exercise the Special Director Approval Right, a majority of the total number of Special Directors; provided, however, that the approval of the Special
                             -----------------
          Directors shall not be required in connection with the approval of any matter as to which the Board of Directors and the Special Directors have specifically provided in the specification of powers and duties of such committee by resolution or Bylaw approved by Board Action, that the approval of the Special Directors shall not be required;

                   (iii) in the case of action by the .Com Committee, either (1) a majority of the total number of members of the .Com Committee or (2) a written consent to such action executed by all of the members of the .Com Committee; and

                   (iv) in the case of action by the Series B Committee, either
          (1) a majority of the members of the Series B Committee present at a meeting at which a quorum of the Series B Committee is present or (2) a written consent to such action executed by all of the members of the Series B Committee.

          "CLOSING AGREEMENTS" means the Stock Purchase and Exchange Agreement among the Corporation and the purchasers that are parties thereto, the First Amended and Restated Registration Rights Agreement among the Corporation and the stockholders and investors that are parties thereto, each dated as of August 1, 1996, and the Stockholders' Agreement.

          "DISINTERESTED DIRECTORS" means any member of the Board of Directors who is not an interested director for purposes of DGCL Section 144(a); provided,
                                                                       --------
however, that any director who is an officer, director, employee or partner of a
-------
Related Party shall, notwithstanding the fact that such director is not otherwise personally interested in a Related Party Transaction, be deemed interested in such Related Party Transaction.

          "LCO AGREEMENT" means the provisions of the LCO Agreement Term Sheet, set forth as Exhibit B to the letter agreement dated May 15, 1997, among TCI Sub, Comcast Sub and Cox Sub and certain of their respective Affiliates and the Corporation (the "LCO AGREEMENT TERM SHEET"); provided that if the matters set forth in the LCO Agreement Term Sheet are superseded by a definitive agreement which is executed by the necessary parties thereto, such definitive agreement will constitute the LCO Agreement for all purposes hereunder.

          "OUTSIDE DIRECTOR" means any director of the Corporation who (i) is not an officer (other than any Vice Chairman) of, or employed by, the Corporation or its Subsidiaries and (ii) is not an Affiliate or Associate of any of Cox Enterprises, Inc., a Delaware corporation, Comcast or

TCI or any of their respective Controlled Affiliates (other than the Corporation and its Subsidiaries).

          "PROMOTIONAL AGREEMENT" means an agreement entered into between a content provider and the Corporation (individually and not through an agency relationship with a Cable Parent or any of its Controlled Affiliates) providing for the promotion of such content or content provider on the @Home Services (e.g., through button or hot link placement on the browsers, home pages or theme pages in the National Area (as defined in the Master Distribution Agreement), by the @Home video barker or otherwise) as the Corporation and such content provider shall agree, at which point such promotional activity shall become a part of the @Home Services, subject, however, to the Cable Parent Exclusion Right (as defined in the Master Distribution Agreement).

          "SPECIAL DIRECTOR APPROVAL RIGHT" means the requirement for certain Board Actions that a majority of the total number of Special Directors have approved such matter, which requirement shall continue in effect so long as TCI Sub beneficially owns at least (i) 385,000 shares of Series T Preferred Stock or 7,700,000 shares of Series B Common Stock (or any combination thereof aggregating 7,700,000 shares of Series B Common Stock on an as converted basis) (in each case, which shares are Company Securities and as adjusted for stock splits, stock dividends and the like occurring after the Filing Date), and (ii)
                                                                       ---
securities representing a majority of the outstanding voting power of the Corporation.

          "SPECIAL WRITTEN CONSENT" when used with respect to the approval of any action by the Board, means a written consent to such action executed by all of the members of the Board, provided, that such written consent is executed by
                             --------
directors subsequent to a meeting of the Board, the notice of which meeting set forth the matter which is the subject of such written consent and a reasonably detailed description of such matter.

          2.   Vote Required for Actions of the Board or Committees.
               ----------------------------------------------------

               (a) Except as otherwise provided by law or this Certificate and subject to the rights of approval set forth in paragraphs 3, 4, 5, 7 and 8 below, any action or approval by the Board of Directors or any committee thereof shall require that approval therefor be obtained by Board Action.

               (b) Any approval of the Special Directors may be evidenced by the affirmative vote of such Special Directors (i) at the Board meeting or committee meeting at which such action is approved, (ii) by unanimous written consent of the Board or a committee thereof including such Special Directors, or (iii) by a separate approval granted at a meeting of such Special Directors or by written consent of a majority of such Special Directors. The requirements for Special Director approval herein and the procedures thereof are included by virtue of the authority contained in Section 141(a) of the DGCL.

               (c) Except as specifically provided in paragraph 6 below with respect to the powers of the .Com Committee, no committee of the Board shall have the power to act on any Related Party Transaction, Supermajority Item, Unanimous Item or any Related Party .Com Agreement or Related Party Promotional Agreement.

          3.   Related Party Transactions.
               --------------------------

               (a) Without limiting the application of any provision of Delaware law, including but not limited to DGCL Section 144, relating to the approval of transactions by members of the Board who are interested directors, any Related Party Transaction must be approved by a Board Action.

               (b) A "RELATED PARTY" shall mean any holder of more than 5% of the voting power of the Corporation or a Related Party Affiliate of such holder. The term "RELATED PARTY TRANSACTION" shall mean any transaction between the Corporation and a Related Party; provided, however, that the following transactions will not be Related Party Transactions: (i) any transaction or series of related transactions, that (x) are in the ordinary course of business,
(y) are on arms' length terms, and (z) involve an aggregate amount that is less than $1,000,000; (ii) the entering into of LCO Agreements and other agreements for the provision of ancillary or related services by the Corporation, between a Related Party or its Related Party Affiliates, on the one hand, and the Corporation, on the other hand, provided that the terms of such LCO Agreements
                                --------
or such other agreements are no more favorable to such Related Party and its Related Party Affiliates than the terms of similar agreements then currently offered by or generally available from the Corporation to each other Cable Parent or its Controlled Affiliates (without regard to the size (through volume discounts or otherwise) or identity of such Cable Parent or its ownership of securities of the Corporation); (iii) the entering into or performance under any
 .Com Agreement or Promotional Agreement; and (iv) any actions taken by the Series B Committee pursuant to the powers set forth in paragraph 8 below. The term "RELATED PARTY AFFILIATE" shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person;

provided, that (i) any Person owning, directly or indirectly, in excess of 25%
--------
of the equity interests (on a fully diluted basis) of any other Person shall be deemed to Control such other Person, and (ii) the Corporation will not be deemed to be a Related Party Affiliate of any Parent or such Parent's Related Party Affiliates.

          4.   Supermajority and Unanimous Approval Requirements.
               -------------------------------------------------

               (a) Supermajority Items. For purposes of determining whether or
                   --------------------
not there has been Board Action with respect to any of the following matters ("SUPERMAJORITY ITEMS"), so long as the holders of any series of Common Stock or Preferred Stock are entitled to elect a Special Director or a Special K Director, the affirmative vote or written consent of seventy-five percent (75%) (rounded up to the nearest whole number of directors) of the total number of (x) the Special Directors and (y) the Special K Director, if any, voting separately from the other directors of the Corporation shall be required (such vote or consent, a "SUPERMAJORITY VOTE"):

                   (1) The merger, consolidation or other business combination by the Corporation or any Controlled Affiliate of the Corporation into or with any other entity, other than any transaction involving only the Corporation and/or one or more directly or indirectly wholly owned Subsidiaries of the Corporation; provided, however, that the provisions of this paragraph shall not
             --------  -------
apply to transactions which have been approved in accordance with subparagraphs
(2) or (4) below, or which would not otherwise require approval thereunder.

                   (2) The acquisition (other than an acquisition covered by subparagraph (4) below) by the Corporation or any Controlled Affiliate of the Corporation of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions, which assets or properties have an aggregate purchase price or value in excess of 20% of the fair market value of the assets of the Corporation (on a consolidated basis).

                   (3) The disposition by the Corporation or any Controlled Affiliate of the Corporation of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions having an aggregate value in excess of fifty percent (50%) of the fair market value of the assets of the Corporation (on a consolidated basis).

                   (4) The acquisition by the Corporation or any Controlled Affiliate of the Corporation of any assets or properties in exchange for or in consideration of the sale or issuance to any Person of capital stock of the Corporation which sale or issuance would constitute in excess of 16-2/3% of the fully diluted shares of the Corporation (on a common stock equivalent basis) (including such shares to be issued or sold); provided, however, that the provisions of this subparagraph (4) shall not be deemed to apply to any issuances or sales of capital stock solely for cash.

                   (5) The approval of the Chief Executive Officer of the Corporation, and the removal of any Chief Executive Officer and the appointment of any successor thereto.

                   (6) Any actions resulting in the voluntary dissolution or liquidation of the Corporation, or the initiation of any proceedings relating to the voluntary bankruptcy of the Corporation.

                   (7) Any amendment, alteration or repeal of any provision of this Certificate or the Bylaws of the Corporation, other than (A) the filing of any Certificate of Designation or amendment to this Certificate establishing any class or series of Series Preferred Stock of the Corporation, the establishment, issuance and sale of which would not require a Supermajority Vote pursuant to subparagraph (8) below, and (B) any amendment to or a modification of this Certificate which is necessary in order to implement any action which has been otherwise approved by a Supermajority Vote.

                   (8) The (A) establishment, creation or designation of any additional class or series of capital stock or any security having a direct or indirect equity participation in the Corporation and (B) sale or issuance of (i) shares of capital stock or securities having a direct or indirect equity participation in the Corporation, or (ii) warrants, options or rights to acquire shares of capital stock or securities having a direct or indirect equity participation in the Corporation or securities convertible into or exchangeable for capital stock or any security having a direct or indirect equity participation in the Corporation, in each case, which capital stock or other security constitutes Special Voting Stock; provided that subject to the
                                           --------
requirements of law, this Certificate and the Bylaws of the Corporation, it is intended that the

Board of Directors would be entitled, without a Supermajority Vote or a Unanimous Vote, to create, designate and issue shares of Series Preferred Stock that are not Special Voting Stock which rank senior to or pari passu with the
                                                          ---- -----
Convertible Preferred Stock as to liquidation rights and rights relating to dividends, distributions, repurchases and redemptions; and provided further,
                                                           -------- -------
however, that no capital stock of the Corporation, the issuance of which would,
-------
in accordance with this paragraph 4, require a Unanimous Vote of the Special Directors and the Special K Director, shall be issued without such Unanimous Vote of the Special Directors and the Special K Director.

               (9) Any increase in the aggregate number of shares of Series A Common Stock issued or reserved for issuance to management (including shares reserved for issuance upon exercise of options, warrants or other rights) pursuant to all incentive compensation plans (collectively, the "MANAGEMENT STOCK PLAN") in excess of an aggregate amount calculated at the time of such proposed increase equal to (i) 16,000,000 (as adjusted for stock splits, stock dividends and the like occurring after the Filing Date), plus (ii) the greater
                                                         ----
of (x) 0.075 multiplied by the number of shares of Series A Common Stock (or options, warrants or other rights to acquire shares) issued by the Corporation subsequent to August 1, 1996 (other than shares (or options, warrants or other rights to acquire shares) issued pursuant to the Management Stock Plan or shares issued upon conversion of shares of Convertible Preferred Stock) and (y) the number of shares (or options, warrants or other rights to acquire shares) the issuance of which would represent a dilution of the fully diluted equity of the Corporation (including the assumed issuance of all shares in the Management Stock Plan prior to such increase) of four percent (4%) per year from August 1, 1996 to the date of such proposed increase.

               (10) (A) The declaration or payment of any dividend on, or the making of any distribution to holders of, Junior Stock or equity securities of any Controlled Affiliate of the Corporation (other than a wholly owned Subsidiary) or (B) the purchase, redemption or other acquisition for value of any Junior Stock or equity securities of any Controlled Affiliate of the Corporation or any options, warrants or other rights to acquire such securities (other than a Permitted Repurchase).

               (11) The adoption of any budget which is or contains a Non-Pro Rata Roll-Out Budget (as defined in the Master Distribution Agreement).

               (12) The appointment of any Outside Directors to the .Com Committee following the IPO (other than the Corporation's Chief Executive Officer and the members of the .Com Committee immediately prior to the IPO).

          (b)  Unanimous Items.  For purposes of determining whether or not
               ----------------
there has been Board Action with respect to the following matters ("UNANIMOUS ITEMS"), so long as the holders of any series of Common Stock or Preferred Stock are entitled to elect a Special Director or a Special K Director, the affirmative vote or written consent of 100% of the total number of (x) the Special Directors and (y) the Special K Director, if any, voting separately from the other directors of the Corporation (such vote or consent, a "UNANIMOUS VOTE") shall be required:

               (1) The authorization or issuance of any shares of Convertible Preferred Stock following consummation of the transactions contemplated by the Closing Agreements.

               (2) Any amendments to or modifications of the items listed in this paragraph 4 or the requisite vote or consent for approval thereof.

               (3) Any increase in the number of the Series B or Series K Common Stock Directors.

               (4) Any modification of the rights of the holders of the Series B or Series K Common Stock to designate and elect directors.

               (5) The appointment of any directors (other than the Corporation's Chief Executive Officer and the other initial members thereof elected following the Filing Date or any Outside Directors elected in accordance with subparagraph (a)(13) above), to the .Com Committee.

               (6) Any amendment or modification to the Specifications and Standards set forth in the Master Distribution Agreement which would require the Operator Facilities (as defined in the Master Distribution Agreement) of any Cable Parent to be capable of distributing or providing Video Services (as defined in the Master Distribution Agreement) in excess of the duration limitation set forth in the Specifications and Standards.

          5.   Approval of .Com and Promotional Agreements.  The execution,
               -------------------------------------------
delivery and performance of any .Com Agreement or Promotional Agreement between a Related Party or its Related Party Affiliates, on the one hand, and the Corporation or its Affiliates, on the other hand (a "RELATED PARTY .COM AGREEMENT" or a "RELATED PARTY PROMOTIONAL AGREEMENT," respectively), may be approved by the Corporation pursuant to any of the following methods: (x) approval by the authorized officers of the Corporation (without the approval of the Board of Directors) to the extent such agreement contains the Corporation's standard terms and conditions for agreements of that sort to the extent such standard terms and conditions exist (i.e., the Corporation's applicable "rate card"), (y) approval of a majority of the total number of members of the .Com Committee or (z) approval by a majority of the Board of Directors, including all of the Special Directors so long as the holders of any series of Common Stock or Preferred Stock are entitled to elect a Special Director. The Cable Parent which is, or whose Related Party Affiliate is, such Related Party shall be entitled to select which of the foregoing methods pursuant to which such approval will be sought, or if more than one method is to be sought, the priority therefor. All decisions of the .Com Committee shall be made in accordance with the policies and provisions for the .Com Agreements and Promotional Agreements set forth in the Stockholders' Agreement. A Stockholder who is or whose Related Party Affiliate is the Related Party whose .Com Agreement or Promotional Agreement has been disapproved by the .Com Committee or the Board pursuant to clause (y) or (z) above, as the case may be, shall be entitled to a written explanation from the members of the .Com Committee or the Board, as the case may be, voting against such approval. Nothing contained in this section shall limit the right of the Directors under applicable law to inspect any .Com Agreements or Promotional Agreements.

          6.   .Com Committee.  There is hereby established a .Com Committee,
               --------------
which shall have the power and authority provided herein, and the Board of Directors shall cause members to be elected thereto pursuant to paragraphs 2 and 4 above. The .Com Committee shall have the following powers: to approve the execution, delivery and performance of any Related Party .Com Agreement or Related Party Promotional Agreement submitted to the .Com Committee pursuant to paragraph 5 above. The .Com Committee shall report all of its actions to the Board of Directors. The authorization to the .Com Committee shall not extend to the approval of any .Com Agreement or Promotional Agreement that is not a Related Party .Com Agreement or Related Party Promotional Agreement.

          7.   Powers of Board with Respect to Certain Committees.  Except upon
               --------------------------------------------------
the vote of a majority of the Board of Directors (including, so long as the holders of any series of Common Stock or Preferred Stock are entitled to elect a Special Director, all of the Special Directors), the Board of Directors shall not (i) rescind, amend, repeal, supplement or otherwise modify any action or determination made by the .Com Committee, (ii) remove any member of the .Com Committee, (iii) amend any of the provisions of this Certificate (including this paragraph 7 and the preceding paragraph (6)) or the Bylaws of this Corporation with respect to the .Com Committee, or (iv) dissolve or terminate the .Com Committee.

          8.   Series B Committee.  There is hereby established the Series B
               ------------------
Committee, which shall have the power and authority provided herein and shall not have any other power or authority. The Series B Committee shall consist of those Special Directors who are officers, directors or employees of TCI or any Subsidiary of TCI. So long as the Special Directors are entitled to exercise the Special Director Approval Right, (a) the Series B Committee shall have the sole and exclusive power; subject to the first sentence of Section A of Article V of this Certificate to (i) specify the number of directors constituting the Entire Board from time to time, (ii) increase the number of directors constituting the Entire Board and (iii) decrease the number of directors constituting the Entire Board; provided, however, that (1) no such decrease in
                               --------  -------
the number of directors constituting the Entire Board shall have the effect of shortening the term of any incumbent director (except to the extent that any such director is a Series Common Stock Director and the holders of such series of Common Stock shall have ceased to be entitled to elect such number of directors) and (2) the number of directors constituting the Entire Board shall not be less than the Minimum Number; and (b) subject to the provisions of Section B(1)(b) of Article IV of this Certificate, the Series B Committee shall have the sole and exclusive right to elect or appoint Persons to fill any vacancy in the office of any Additional Director resulting from any increase in the number of directors constituting the Entire Board or the death, resignation or removal of any Additional Director.

                                   SECTION C
                  LIMITATION ON LIABILITY AND INDEMNIFICATION

          1.   Limitation On Liability.
               -----------------------

          To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

          2.   Indemnification.
               ---------------

               (a) Right to Indemnification. The Corporation shall indemnify and
                   ------------------------
hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING") by reason of the fact that he, or a Person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section C. The Corporation shall be required to indemnify a Person in connection with a proceeding (or part thereof) initiated by such Person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

               (b) Prepayment of Expenses. The Corporation shall pay the
                   ----------------------
expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

               (c) Claims. If a claim for indemnification or payment of expenses
                   ------
under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

               (d) Non-Exclusivity of Rights. The rights conferred on any Person
                   -------------------------
by this paragraph shall not be exclusive of any other rights which such Person may or hereafter acquire under any statute, provision of this Certificate, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

               (e) Other Indemnification. The Corporation's obligation, if any,
                   ---------------------
to indemnify any Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

          3.   Amendment or Repeal.
               -------------------

               Any repeal or modification of the foregoing provisions of this Section C shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   SECTION D

                              AMENDMENT OF BYLAWS

          In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken in accordance with the provisions of the Bylaws of the Corporation is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of the Corporation.

                                   ARTICLE VI
                                      TERM

          The term of existence of the Corporation shall be perpetual.

                                  ARTICLE VII
                              STOCK NOT ASSESSABLE

          The capital stock of the Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of the Corporation. This Certificate shall not be subject to amendment in this respect.

                                  ARTICLE VIII
                                DGCL SECTION 203

          The Corporation shall not be governed by Section 203 of the DGCL.

          IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be executed and attested by its duly authorized officers on this ___ day of ______________, 1997.


                                    AT HOME CORPORATION


                                    By:______________________________
                                       Name:  Thomas A. Jermoluk
                                       Title:  President

Attest:  _________________________
         Name:  David G. Pine
         Title:  Secretary